UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 19, 2009

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.

Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

                        State of Hawaii

(State or other jurisdiction of incorporation)

            900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

                                         None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The news release dated February 19, 2009 filed under Item 8.01 “Other Events” herein is also furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

Item 8.01 Other Events

A. Other Information

In connection with the issuance of its earnings release in “B. News Release” below, HEI is filing as exhibits to this Form 8-K its 2008 Annual Report to Shareholders (Selected Sections) and related certifications (see HEI Exhibits 13, 32.1 and 32.2) and HECO is filing its Forward-Looking Statements, Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), Quantitative and Qualitative Disclosures about Market Risk, Annual Report of Management on Internal Control Over Financial Reporting, Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting, Consolidated 2008 Financial Statements (with Report of Independent Registered Public Accounting Firm thereon), and related certifications (see HECO Exhibits 99, 32.3 and 32.4).

B. News Release

On February 19, 2009, HEI issued the following news release:

ECONOMY CAUSES HEI FOURTH QUARTER 2008 EARNINGS TO DECLINE, IMPACTING FULL-YEAR RESULTS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE—HE) today reported net income for the fourth quarter of 2008 of $13.9 million or 16 cents per share, compared with $40.6 million or 49 cents per share for the fourth quarter of 2007, primarily reflecting the slowing economy’s and volatile financial market’s impacts on both utility and bank operations.

Net income for all of 2008 was $90.3 million, or $1.07 per share, compared with $84.8 million, or $1.03 per share for 2007. Consolidated 2008 net income includes the impact of the bank’s previously-disclosed balance sheet restructuring charge of $35.6 million, or 42 cents per share. Excluding the $35.6 million after-tax charge, adjusted 2008 earnings were $125.9 million or $1.49 per share.

“Overall, earnings improved in 2008 compared with 2007 as we continued to position the company for improved operating and financial performance. However, in the fourth quarter and especially in December, the company felt the impact of a sharp decline in the Hawaii economy, the depressed national economy and volatility in the financial markets,” said Constance H. Lau, HEI president and chief executive officer. “Demand for electricity dropped significantly, residential loan delinquencies started to rise and bank securities were required to be written down to their fair value. While these difficult economic conditions will continue to impact 2009 results as well, strategic initiatives at both our operating companies are laying the groundwork for future improved performance,” Lau said.

FOURTH QUARTER RESULTS

ELECTRIC UTILITY

Electric utility fourth quarter net income was $14.0 million in 2008 versus $28.2 million for the same period in 2007. “Fourth quarter earnings were down $14.2 million, driven primarily by the effects of lower sales and higher planned operation and maintenance expenses,” said Lau.

Kilowatthour sales were down 3.6% compared with the same quarter of 2007—the largest quarterly decline in the company’s recent history. Both residential and commercial customer usage declined due to customer conservation, the impact of energy efficiency programs, and Hawaii’s slowing economy.

Operation and maintenance expenses were $16.5 million higher quarter-over-quarter due primarily to: 1) $7.6 million higher production maintenance resulting from the timing of generation maintenance work; 2) $3.1 million higher demand-side management (DSM) costs that are recovered in electric rates; 3) $2.7 million higher bad debt expense; and 4) $1.1 million higher vegetation management expenses.

The utility also recorded $1.2 million higher quarter-over-quarter depreciation expenses due to 2007 plant additions.

BANK

Bank net income for the fourth quarter of 2008 was $5.9 million compared with $17.2 million for the fourth quarter of 2007. The decrease was due to lower noninterest income, higher noninterest expenses and higher provisions for loan losses, partially offset by higher net interest income.

Bank net interest income for the fourth quarter of 2008 was $51.5 million compared with $49.1 million in the same quarter of 2007. The increase in net interest income was driven by lower interest expense due to lower balances of deposits and borrowings and lower rates on those deposits and borrowings, partially offset by lower interest income due to lower balances of investments and lower yields on loans and investments. The bank’s net interest margin was 4.07% in the fourth quarter of 2008, compared with 3.04% in the fourth quarter of 2007. The overall cost of the bank’s liabilities decreased more than the yield on earning assets, a result of the balance sheet restructuring in June and the overall lower level of interest rates.

In the fourth quarter of 2008, the bank recorded a $6.3 million provision for loan losses, compared to a $1.8 million provision recorded in the same period of 2007. “We are seeing the impact of the slowing economy on credit trends. The increase in provision in the fourth quarter was primarily due to increases in the classification of commercial loans and increased nonperforming residential lot loans,” added Lau.

Noninterest income in the fourth quarter of 2008 was $8.2 million lower than in the fourth quarter of 2007, primarily due to a $7.8 million non-cash write-down of two securities in the bank’s investment portfolio to fair value.

Noninterest expense in the fourth quarter of 2008 was $7.3 million higher than in the fourth quarter of 2007. Compensation expenses in fourth quarter 2008 were $12.2 million higher than in the fourth quarter 2007 due in part to an $8.8 million gain recorded in the fourth quarter of 2007 resulting from changes to the bank’s defined benefit retirement plan. Services expenses were $3.4 million lower in the fourth quarter of 2008.

HOLDING AND OTHER COMPANIES’ RESULTS

The holding and other companies’ net losses were $6.1 million in the fourth quarter of 2008 versus $4.8 million in the fourth quarter of 2007.

FULL YEAR RESULTS

Full-year 2008 earnings improved by $5.5 million or 4 cents per share to $90.3 million or $1.07 per share compared with 2007. The overall increase in year-over-year earnings was due to a recovery in utility net income related to rate relief that was received primarily in the last quarter of 2007, partially offset by lower kilowatthour sales, the $35.6 million balance sheet restructuring charge, an increase in the bank’s provision for loan losses and the write-down of two bank investment securities to fair value.

ELECTRIC UTILITY

Electric utility earnings were $92.0 million in 2008 versus $52.2 million in 2007. “Earnings for 2008 reflected the effect of a full year of interim rate relief received primarily late last year, partially offset by lower kilowatthour sales and higher operation and depreciation expenses. Also, 2007 results were unusually low due to a $9 million net-of-tax refund of interim rates in HECO Oahu’s 2005 rate case and a $7 million net-of-tax write off of costs related to Hawaii Electric Light Company’s Keahole power plant expansion project,” said Lau.

Kilowatthour sales were down 1.8% year-over-year, with the decrease coming primarily in the last two quarters, due largely to the effects of Hawaii’s slowing economy, on-going energy efficiency and conservation efforts and the impact on demand of high fuel prices.

Operation expense increased by $29.2 million primarily due to: 1) $11.4 million higher DSM costs that are recovered in electric rates; 2) $5.5 million higher production operation expenses resulting primarily from higher staffing levels at generating plants and work to support the acquisition of renewable resources; 3) $4.0 million higher bad debt expense; and 4) $2.6 million higher transmission and distribution operation expense includes higher expenses for support and maintenance of grid control and operation infrastructure and work to support the development of the advanced metering infrastructure program.

Maintenance expense decreased by $4.1 million primarily due to $4.5 million lower production maintenance expenses resulting from the timing of generating unit overhauls.

Depreciation expense in 2008 increased $4.6 million over 2007 due to 2007 plant additions.

BANK

Bank net income for 2008 was $17.8 million compared with $53.1 million for 2007. Results for 2008 include a $35.6 million after-tax charge related to the balance sheet restructuring executed in June. The restructuring reduced the size of the bank’s balance sheet by approximately $1 billion, while enabling the bank to maintain its earnings power on a lower capital base. Excluding the balance sheet restructuring charge, adjusted 2008 bank net income was $53.4 million.

“We are pleased that we were able to maintain the core earnings of the bank in the face of a very challenging economic environment. The balance sheet restructuring has positioned us to deal with the challenges ahead by improving our profitability measures, capital position and liquidity, while enabling the bank to dividend excess capital to HEI,” said Lau. “In addition, our efforts on improving efficiency will further buffer financial performance from deteriorating market conditions.”

Bank net interest income increased by $9.8 million in 2008 compared with 2007, as lower rates on loans and investments were more than offset by lower rates on deposits and borrowings. The bank’s net interest margin increased to 3.62% compared to 3.05% in 2007, due in part to the balance sheet restructuring.

The bank provided $10.3 million for loan losses in 2008, compared to $5.7 million in 2007. The increased level of provisions in 2008 was due to growth in loan balances, an increase in the number of commercial loan classifications due to weakening credit quality, and an increase in nonperforming residential lot loans.

Noninterest income was $22.3 million lower in 2008 than in 2007 due to losses on the sale of securities from the balance sheet restructuring and the write-down of two securities to fair value.

Noninterest expense increased by $40.1 million year-over-year, primarily due to charges from the early extinguishment of debt related to the balance sheet restructuring. Compensation expense was higher by $15.9 million in 2008, as compensation expense in 2007 was relatively low as a result of an $8.8 million gain from changes in the bank’s defined benefit retirement plan and lower incentive compensation expenses. Services expense was $12.5 million lower in 2008 due to lower consulting, contract services and legal fees.

HOLDING AND OTHER COMPANIES’ RESULTS

The holding and other companies’ net loss was $19.5 million in 2008, compared with $20.5 million in 2007.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review its fourth quarter 2008 earnings on Friday, February 20, 2009, at 8:00 a.m. Hawaii Time (1:00 p.m. Eastern Time). The event can be accessed through HEI’s website at http://www.hei.com or by dialing (866) 578-5747, passcode: 76761127 for the teleconference call.

An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the teleconference call will also be available approximately two hours after the event through March 6, 2009, by dialing (888) 286-8010, passcode: 83325249.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Ltd. and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, F.S.B., one of Hawaii’s largest financial institutions.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on pages iv and v of HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three months ended December 31,		Years ended December 31,
(in thousands, except per share amounts)	2008	2007	2008	2007
Revenues
Electric utility	$720,552	$598,309	$2,860,350	$2,106,314
Bank	79,084	108,002	358,553	425,495
Other	181	1,860	17	4,609

	799,817	708,171	3,218,920	2,536,418

Expenses
Electric utility	687,419	540,871	2,668,991	1,975,729
Bank	69,195	80,661	331,601	341,485
Other	5,523	4,774	14,171	15,472

	762,137	626,306	3,014,763	2,332,686

Operating income (loss)
Electric utility	33,133	57,438	191,359	130,585
Bank	9,889	27,341	26,952	84,010
Other	(5,342)	(2,914)	(14,154)	(10,863)

	37,680	81,865	204,157	203,732

Interest expense–other than on deposit liabilities and other bank borrowings	(19,362)	(19,174)	(76,142)	(78,556)
Allowance for borrowed funds used during construction	1,177	712	3,741	2,552
Preferred stock dividends of subsidiaries	(473)	(470)	(1,890)	(1,890)
Allowance for equity funds used during construction	2,958	1,449	9,390	5,219

Income before income taxes	21,980	64,382	139,256	131,057
Income taxes	8,086	23,797	48,978	46,278

Net income	$13,894	$40,585	$90,278	$84,779

Per common share
Basic earnings	$0.16	$0.49	$1.07	$1.03

Diluted earnings	$0.16	$0.49	$1.07	$1.03

Dividends	$0.31	$0.31	$1.24	$1.24

Weighted-average number of common shares outstanding	86,355	83,003	84,631	82,215

Adjusted weighted-average shares	86,538	83,163	84,720	82,419

Net income (loss) by segment
Electric utility	$14,026	$28,178	$91,975	$52,156
Bank	5,939	17,198	17,827	53,107
Other	(6,071)	(4,791)	(19,524)	(20,484)

Net income	$13,894	$40,585	$90,278	$84,779

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Reports on SEC Form 10-K for the years ended December 31, 2007 and 2008 (when filed) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three months ended December 31,		Years ended December 31,
(in thousands)	2008	2007	2008	2007
Operating revenues	$718,374	$597,192	$2,853,639	$2,096,958

Operating expenses
Fuel oil	328,738	224,348	1,229,193	774,119
Purchased power	159,682	146,799	689,828	536,960
Other operation	66,649	59,098	243,249	214,047
Maintenance	28,847	19,944	101,624	105,743
Depreciation	35,424	34,269	141,678	137,081
Taxes, other than income taxes	67,765	55,768	261,823	194,607
Income taxes	8,800	18,152	56,307	34,126

	695,905	558,378	2,723,702	1,996,683

Operating income	22,469	38,814	129,937	100,275

Other income
Allowance for equity funds used during construction	2,958	1,449	9,390	5,219
Other, net	1,966	703	5,659	(627)

	4,924	2,152	15,049	4,592

Income before interest and other charges	27,393	40,966	144,986	104,867

Interest and other charges
Interest on long-term debt	11,889	11,600	47,302	45,964
Amortization of net bond premium and expense	628	627	2,530	2,440
Other interest charges	1,528	774	4,925	4,864
Allowance for borrowed funds used during construction	(1,177)	(712)	(3,741)	(2,552)
Preferred stock dividends of subsidiaries	229	229	915	915

	13,097	12,518	51,931	51,631

Income before preferred stock dividends of HECO	14,296	28,448	93,055	53,236
Preferred stock dividends of HECO	270	270	1,080	1,080

Net income for common stock	$14,026	$28,178	$91,975	$52,156

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,458	2,550	9,936	10,118
Cooling degree days (Oahu)	1,167	1,169	4,946	4,835
Average fuel oil cost per barrel	$124.08	$79.67	$114.50	$69.08

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Reports on SEC Form 10-K for the years ended December 31, 2007 and 2008 (when filed) and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three months ended December 31,		Years ended December 31,
(in thousands)	2008	2007	2008	2007
Interest and dividend income
Interest and fees on loans	$60,898	$63,402	$247,210	$245,593
Interest and dividends on investment and mortgage-related securities	8,130	26,380	65,208	111,470

	69,028	89,782	312,418	357,063

Interest expense
Interest on deposit liabilities	13,574	19,928	61,483	81,879
Interest on other borrowings	3,911	20,789	43,941	78,019

	17,485	40,717	105,424	159,898

Net interest income	51,543	49,065	206,994	197,165
Provision for loan losses	6,300	1,800	10,334	5,700

Net interest income after provision for loan losses	45,243	47,265	196,660	191,465

Noninterest income
Fees from other financial services	6,292	7,377	24,846	27,916
Fee income on deposit liabilities	7,443	7,247	28,332	26,342
Fee income on other financial products	1,469	1,573	6,683	7,418
Gain (loss) on sale of securities *	12	1,109	(17,376)	1,109
Loss on investments	(7,764)	–	(7,764)	–
Other income	2,604	914	11,414	5,647

	10,056	18,220	46,135	68,432

Noninterest expense
Compensation and employee benefits	21,407	9,204	77,858	61,937
Occupancy	5,614	5,344	21,890	21,051
Equipment	3,034	3,524	12,544	14,417
Services	3,175	6,535	16,706	29,173
Data processing	2,659	2,659	10,678	10,458
Loss on early extinguishment of debt *	–	–	39,843	–
Other expense	9,553	10,900	36,485	38,872

	45,442	38,166	216,004	175,908

Income before income taxes	9,857	27,319	26,791	83,989
Income taxes *	3,918	10,121	8,964	30,882

Net income	$5,939	$17,198	$17,827	$53,107

Net interest margin (%)	4.07	3.04	3.62	3.05

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Reports on SEC Form 10-K for the years ended December 31, 2007 and 2008 (when filed) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

*	Net income included a $35.6 million after-tax charge related to ASB’s balance sheet restructuring in June 2008. The $35.6 million is comprised of: (1) realized losses on the sale of mortgage-related securities and agency notes of $19.3 million included in “Noninterest income-Gain (loss) on sale of securities,” (2) fees associated with the early retirement of other bank borrowings of $39.8 million included in “Noninterest expense-Loss on early extinguishment of debt” and (3) income tax benefits of $23.5 million included in “Income taxes.”

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

HEI Exhibit 13	HEI’s 2008 Annual Report to Shareholders (Selected Sections)

HEI Exhibit 32.1	Written Statement of Constance H. Lau (HEI Chief Executive Officer) Furnished Pursuant to 18 U.S.C. Section 1350, as Adopted by Section 906 of the Sarbanes-Oxley Act of 2002

HEI Exhibit 32.2	Written Statement of James A. Ajello (HEI Chief Financial Officer) Furnished Pursuant to 18 U.S.C. Section 1350, as Adopted by Section 906 of the Sarbanes-Oxley Act of 2002

HECO Exhibit 32.3	Written Statement of Richard M. Rosenblum (HECO Chief Executive Officer) Furnished Pursuant to 18 U.S.C. Section 1350, as Adopted by Section 906 of the Sarbanes-Oxley Act of 2002

HECO Exhibit 32.4	Written Statement of Tayne S. Y. Sekimura (HECO Chief Financial Officer) Furnished Pursuant to 18 U.S.C. Section 1350, as Adopted by Section 906 of the Sarbanes-Oxley Act of 2002

HECO Exhibit 99	Forward-Looking Statements, Selected Financial Data, HECO’s MD&A, Quantitative and Qualitative Disclosures about Market Risk, Annual Report of Management on Internal Control Over Financial Reporting, Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting and HECO’s Consolidated 2008 Financial Statements (with Report of Independent Registered Public Accounting Firm thereon)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Senior Financial Vice President, Treasurer, and Chief Financial Officer	Senior Vice President, Finance and Administration
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: February 20, 2009	Date: February 20, 2009